OMB APPROVAL

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HIGHLAND FLOATING RATE ADVANTAGE FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HIGHLAND FLOATING RATE ADVANTAGE FUND
13455 Noel Road, Suite 800
Dallas, Texas 75240

July   , 2006

Dear Shareholder:

NOTICE IS HEREBY GIVEN that a SPECIAL MEETING OF SHAREHOLDERS (the “Special Meeting”) of Highland Floating Rate Advantage Fund (the “Fund”) will be held on             ,        , 2006 at 8:00 a.m., Central Time, at the Westin Dallas Galleria,            Room,       Floor, 13340 Dallas Parkway, Dallas, Texas 75240.

The Special Meeting is being held to consider and vote on the following proposals:

     Proposal 1:

To approve a new investment advisory agreement between the Fund and Highland Capital Management,  L.P.; and

     Proposal 2:

To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

Shareholders of record of the Fund at the close of business on July     , 2006 (the “Record Date”) are entitled to notice of, and to vote on, the proposal(s) at the Special Meeting or any adjournment thereof. Shareholders are invited to attend in person. If you plan to attend the Special Meeting, please indicate this on the enclosed proxy card and return it promptly in the enclosed envelope. You may also cast your vote by completing, signing, and returning the enclosed proxy card by mail in the envelope provided. Whether you will be able to attend or not, PLEASE VOTE so that a quorum will be present at the Special Meeting.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE EASILY AND QUICKLY BY MAIL OR IN PERSON. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. PLEASE HELP AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!

We appreciate your participation and prompt response in these matters and thank you for your continued support.

Sincerely,
/s/ James D. Dondero
James D. Dondero
President

IMPORTANT NOTICE

At a Special Meeting of Shareholders of Highland Floating Rate Advantage Fund (the “Fund”) to be held on                ,        , 2006 (the “Special Meeting”), shareholders will have the opportunity to vote on a proposal relating to the Fund. We recommend that you read the entire enclosed Proxy Statement, which describes the proposal in more detail. For your convenience, we have provided some “Questions and Answers” to assist you in reviewing the proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
AND THE PROXY STATEMENT

Q.	Why is the Fund holding a Special Meeting?

A.	Highland Capital Management, L.P. (“Highland” or the “Adviser”) currently provides portfolio management services to the Fund under an investment advisory agreement dated July 30, 2004 (the “Current Advisory Agreement”). The Fund’s Board of Trustees (the “Board”) is seeking shareholder approval for a new investment advisory agreement between the Fund and Highland (the “New Advisory Agreement”).

Q.	How will the New Advisory Agreement differ from the Current Advisory Agreement?

A.	The New Advisory Agreement provides for a monthly advisory fee, computed and accrued daily, based on an annual rate of 0.65% of the average daily managed assets of the Fund for the first one billion dollars ($1,000,000,000), 0.60% of the average daily managed assets of the Fund for the next one billion dollars ($1,000,000,000), and 0.55% of the average daily managed assets of the Fund over two billion dollars ($2,000,000,000). The New Advisory Agreement reflects two material changes to the Current Advisory Agreement: (i) a correction to the advisory fee calculation methodology to indicate that advisory fees are calculated based on average daily managed assets rather than average daily net assets; and (ii) an increase in advisory fees at each stated asset level by 0.20%. “Average daily managed assets” of the Fund means the average daily value of the total assets of the Fund less all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings constituting financial leverage).

Q.	Why is the Board recommending an increase to the advisory fee under the New Advisory Agreement?

A.	In light of the excellent performance of the Fund during the period Highland has served as the investment adviser and in view of the fact that the advisory fee for the Fund is substantially below the average advisory/management fee of the Fund’s Lipper peer group, the Board determined that the proposed increased advisory fee is fair and reasonable to the Fund and its shareholders.

Q.	How does the Board recommend that I vote?

A.	After careful consideration of the proposal, the Board, including those members who are not “interested persons” (as defined in the Investment Company Act of 1940 (the “1940 Act”)) of the Fund (the “Independent Trustees”), approved the proposal and recommend that you vote in favor of the proposal. The reasons for the Board’s recommendation are discussed in more detail in the enclosed Proxy Statement.

Q.	What happens if the proposal is not approved?

A.	If shareholders of the Fund do not approve the New Advisory Agreement, the Current Advisory Agreement will continue in effect.

Q.	Who can I call if I have questions?

A.	We will be pleased to answer your questions about this proxy solicitation. Please call the Fund toll free at (877) 665-1287.

Q.	How do I vote?

A.	You may use the enclosed postage-paid envelope to mail your proxy card or you may attend the Special Meeting in person.

HIGHLAND FLOATING RATE ADVANTAGE FUND
13455 Noel Road, Suite 800
Dallas, Texas 75240

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                     , 2006

To the Shareholders:

A SPECIAL MEETING OF SHAREHOLDERS (the “Special Meeting”) of Highland Floating Rate Advantage Fund (the “Fund”) will be held on                ,        , 2006 at 8:00 a.m., Central Time, at the Westin Dallas Galleria,            Room,      Floor, 13340 Dallas Parkway, Dallas, Texas 75240 for the following purposes:

     Proposal 1:

To approve a new investment advisory agreement between the Fund and Highland Capital Management, L.P.; and

     Proposal 2:

To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

Shareholders of record at the close of business on July     , 2006 are entitled to notice of, and to vote at, the Special Meeting. Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the Special Meeting, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY so that a quorum will be present and a maximum number of shares may be voted. If you are present at the Special Meeting, you may change your vote, if desired, at that time.

By the Order of the Board of Trustees

/s/ M. Jason Blackburn
M. Jason Blackburn
Treasurer and Secretary

Dated: July   , 2006

YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

HIGHLAND FLOATING RATE ADVANTAGE FUND
13455 Noel Road, Suite 800
Dallas, Texas 75240

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                ,        , 2006

This Proxy Statement is furnished in conjunction with the solicitation of proxies by the Board of Trustees of Highland Floating Rate Advantage Fund (the “Fund”) for voting at a special meeting of shareholders (the “Special Meeting”) of the Fund to be held on                ,        , 2006 at 8:00 a.m., Central Time, at the Westin Dallas Galleria,            Room,       Floor, 13340 Dallas Parkway, Dallas, Texas 75240 for the following purposes:

     Proposal 1:

To approve a new investment advisory agreement between Highland Capital Management, L.P. (“Highland”) and the Fund (the “New Advisory Agreement”); and

     Proposal 2:

To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of Trustees (the “Board”) of the Fund. Solicitation of proxies is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about July           , 2006. Shareholders of record at the close of business on July     , 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. Shareholders of the Fund whose shares are held by nominees, such as brokers, can vote their proxies by contacting their respective nominees. In addition to the solicitation of proxies by mail, officers and agents of the Fund and its affiliates may, without additional compensation, solicit proxies by telephone, telegraph, facsimile, or oral communication. Solicitation may also be made by           , a paid proxy solicitation firm. The costs of soliciting the proxies, estimated to be approximately           , will be borne by the Fund.

A shareholder may revoke the accompanying proxy at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Special Meeting in person may vote by ballot at the Special Meeting, thereby canceling any proxy previously given. The persons named in the accompanying proxy will vote as directed by the proxy, but in the absence of differing voting directions in any proxy that is signed and returned, they intend to vote “FOR” the proposal and any adjournments of the Special Meeting needed to achieve a quorum. No other matter may be presented at the Special Meeting.

If you have questions regarding the Special Meeting agenda or the execution of the proxy, call a representative toll-free at (877) 665-1287.

Voting Rights

Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and to vote at the Special Meeting and any adjournments thereof with respect to their shares owned as of the Record Date. Shareholders of the Fund will be entitled to cast one vote on the proposal and any adjournment of the Special Meeting for each share owned on the Record Date and a proportionate fractional vote for each fractional share owned on the Record Date. As of the Record Date, the Fund had the following shares outstanding, which equals the number of votes to which the shareholders of the Fund are entitled:

Class A
Class B
Class C
Class Z

A majority of the outstanding shares of the Fund on the Record Date, represented in person or by proxy, must be present to constitute a quorum for purposes of acting on the proposal.

If a quorum for the Fund is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve the New Advisory Agreement have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the shares represented at the Special Meeting in person or by proxy. In that case, the persons named as proxies will vote all proxies that they are entitled to vote FOR such an adjournment except that any proxies required to be voted against the New Advisory Agreement will be voted AGAINST such adjournment.

The Fund expects that, before the Special Meeting, broker-dealer firms holding shares of the Fund in “street name” for their customers will request voting instructions from their customers and beneficial owners. The Fund understands that broker-dealers that are members of the New York Stock Exchange will not be able to vote on the New Advisory Agreement considered at the Special Meeting on behalf of their customers and beneficial owners from whom they have not received voting instructions under the rules of the New York Stock Exchange.

In determining whether a quorum is present, the Fund will count shares represented by proxies that reflect abstentions as shares that are present and entitled to vote. Since these shares will be counted as present, but not as voting in favor of the New Advisory Agreement, for purposes other than adjournment, these shares will have the same effect as if they were voted against the New Advisory Agreement. “Broker non-votes” are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted. “Broker non-votes” will not be treated as present for any purpose inasmuch as there is no matter to be considered at the Special Meeting on which they may be voted by the broker or nominee.

You may obtain a copy, without charge, of the Fund’s Annual Report for the fiscal year ended August 31, 2005 or the Fund’s Semi-Annual Report for the six month period ended February 28, 2006 by writing the Fund c/o PFPC Inc., P.O. Box 9840, Providence, RI 02940 or by calling toll-free at (877) 665-1287.

PROPOSAL 1:

APPROVAL OF NEW ADVISORY AGREEMENT

Background

Highland currently provides portfolio management services to the Fund under an investment advisory agreement with the Fund dated July 30, 2004 (the “Current Advisory Agreement”). Recently, Highland proposed that the Board approve a new investment advisory agreement (the “New Advisory Agreement”) between the Fund and Highland. A form of the proposed New Advisory Agreement is attached as Appendix A. The New Advisory Agreement provides for a monthly advisory fee, computed and accrued daily, based on an annual rate of 0.65% of the average daily managed assets of the Fund for the first one billion dollars ($1,000,000,000), 0.60% of the average daily managed assets of the Fund for the next one billion dollars ($1,000,000,000), and 0.55% of the average daily managed assets of the Fund over two billion dollars ($2,000,000,000). The New Advisory Agreement reflects two material changes to the Current Advisory Agreement: (i) a correction to the advisory fee calculation methodology to indicate that advisory fees are calculated based on average daily managed assets rather than average daily net assets; and (ii) an increase in advisory fees at each stated asset level by 0.20%. “Average daily managed assets” of the Fund means the average daily value of the total assets of the Fund less all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings constituting financial leverage). If the New Advisory Agreement is approved, Highland will voluntarily agree to waive management fees and reimburse the Fund for its ordinary operating expenses to the extent that such expenses exceed 0.15% of the average daily net assets of the Fund (exclusive of management fees, administrative fees, brokerage commissions, taxes, distribution and service fees, leverage expenses and extraordinary expenses, if any). This arrangement may be modified or terminated by Highland at any time.

On April 9, 2004, Columbia Management Advisors, Inc. (“Columbia”) and Highland entered into an agreement to sell certain of the assets of Columbia’s bank loan asset management group to Highland. Upon completion of the sale on April 15, 2004, the advisory agreement between Columbia and the Fund terminated because such sale effected an “assignment” (as defined in the Investment Company Act of 1940 (the “1940 Act”)), and an interim advisory agreement between Highland and the Fund took effect. At a meeting held on March 29, 2004, the prior board of trustees of the Fund, including the members of the Board who were not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”), approved by an unanimous vote of the Trustees present, (i) the interim advisory agreement to take effect on April 15, 2004 and (ii) the Current Advisory Agreement, subject to shareholder approval. On July 30, 2004 the shareholders of the Fund approved the Current Advisory Agreement with Highland that became effective immediately after such approval. Due to a drafting error, the detailed description of the advisory fee in the proxy statement and the form of the Current Advisory Agreement submitted to shareholders in 2004 and signed by the parties described an advisory fee calculation methodology that would result in Highland receiving a lower advisory fee than that approved by the prior trustees and actually calculated and paid to Highland since the adoption of the Current Advisory Agreement. The only difference between the two methodologies is that the intended advisory fee would be charged against managed assets rather than net assets. Because the Fund borrows a modest amount of money to seek to enhance its returns, the fee computed on the basis of average daily managed assets would be higher than the fee computed on the basis of average daily net assets.

During the fiscal year ended August 31, 2005, Highland accrued $4,358,222 from the Fund in total advisory fees pursuant to the Current Advisory Agreement. This amount was computed based on average daily managed assets rather than on average daily net assets. If the fee had been computed on the basis of average daily net assets, the total amount payable to Highland would have been $3,623,591 during such period. During the period between April 15, 2004 and May 31, 2006, this fee differential has averaged 0.18% or $0.955 per $1,000 per year, of net assets of the Fund. Upon discovery of the drafting error in the Current Advisory Agreement, Highland deposited the entire fee differential in an escrow account for the benefit of the Fund in light of its intention at that time to seek retroactive approval of the correction. In view of the time and resources it would take to obtain a judicial ruling regarding retroactive approval of the correction under the 1940 Act, Highland resolved to release the fee differential to the Fund and recommend that the Board approve and submit to shareholders the New Advisory Agreement. Inasmuch as the proxy disclosure presented to shareholders in 2004 as to the precise rate of the advisory fee to be paid by the Fund was inconsistent with the intention of the prior board, as stated in the 2004 proxy statement, not to change the advisory fee, Highland proposed that the current Board approve a correction to the advisory fee calculation methodology to indicate that advisory fees are calculated based on average daily managed assets rather than average daily net assets. Additionally, in light of the excellent performance of the Fund during the period Highland has served as the investment adviser and in view of the fact that the advisory/management fee for the Fund is substantially below the average of the Fund’s Lipper peer group, Highland also proposed that the Board approve an increase in the advisory fee.

Information Concerning the Current Advisory Agreement and the New Advisory Agreement

The terms of the New Advisory Agreement are substantially identical to those of the Current Advisory Agreement, except for: (i) a correction to the advisory fee calculation methodology to indicate that advisory fees are calculated based on average daily managed assets rather than average daily net assets; (ii) an increase in the advisory fees at each stated asset level by 0.20%; and (iii) the date of the agreement. If approved by shareholders of the Fund, the New Advisory Agreement will take effect on July 28, 2006. Unless terminated as provided therein, the New Advisory Agreement will remain in full force and effect for two years from its effective date. Subsequent to such initial period of effectiveness, the New Advisory Agreement will continue in full force and effect for successive one-year periods so long as such continuance is approved at least annually (a) by either the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, and (b) in either event, by the vote of a majority of the Independent Trustees of the Fund cast in person at a meeting called for the purpose of voting on such approval.

Investment Services and Duties.  Each of the Current Advisory Agreement and the New Advisory Agreement (each, an “Advisory Agreement”) provides that Highland, among other things: (i) continuously furnishes an investment program for the Fund; (ii) places orders for the purchase and sale of securities for the account of the Fund; (iii) provides for certain facilities and administrative services; (iv) arranges for the provision and maintenance of an insurance bond against larceny and embezzlement by officers and employees of the Fund; and (v) generally manages, supervises and conducts the affairs and business of the Fund. Subject to general supervision by the Trustees of the Fund, Highland manages the investment of the assets of the Fund in accordance with the Fund’s Prospectus and Statement of Additional Information, and in compliance with the 1940 Act and the rules, regulations and orders thereunder.

Expenses.  Under each Advisory Agreement, Highland is required to carry out its investment services and duties at its own expense. The Fund is required to pay its own ordinary operating and activity expenses, such as legal and auditing fees, fees of Highland, the administrator, the custodian, accounting services and third-party shareholder servicing agents, the cost of communicating with shareholders and registration fees, as well as other operating expenses such as interest, taxes, brokerage, insurance, bonding, compensation of the Independent Trustees and extraordinary expenses.

Compensation.  Under the terms of the Current Advisory Agreement, the Fund pays Highland a monthly fee computed and accrued daily, based on an annual rate of 0.45% of the average daily net assets of the Fund for the first one billion dollars ($1,000,000,000), 0.40% of the average daily net assets of the Fund for the next one billion dollars ($1,000,000,000), and 0.35% of the average daily net assets of the Fund over two billion dollars ($2,000,000,000). For the most recent fiscal year ended August 31, 2005, the Fund accrued $4,358,222 in advisory fees pursuant to the average daily managed assets methodology. If the fee had been calculated on the basis of average daily net assets, the amount would have been $3,623,591. As noted above, the differential between these two methodologies was deposited in an escrow account. During the fiscal year ended August 31, 2005, Highland voluntarily waived $805,040 or 0.08% of the average daily net assets of the Fund in fees. Highland terminated this waiver as of June 12, 2006. If the New Advisory Agreement is approved, Highland will reinstate this voluntary waiver, which provides that Highland will waive management fees and reimburse the Fund for its ordinary operating expenses to the extent that such expenses exceed 0.15% of the average daily net assets of the Fund (exclusive of management fees, administrative fees, brokerage commissions, taxes, distribution and service fees, leverage expenses and extraordinary expenses, if any). This arrangement may be modified or terminated by Highland at any time.

Under the New Advisory Agreement, Highland would receive from the Fund monthly advisory fees, computed and accrued daily at the annual rate of 0.65% of the average daily managed assets of the Fund for the first one billion dollars ($1,000,000,000), 0.60% of the average daily managed assets of the Fund for the next one billion dollars ($1,000,000,000), and 0.55% of the average daily managed assets of the Fund over two billion dollars ($2,000,000,000). If the New Advisory Agreement had been in effect for the most recent fiscal year ended August 31, 2005, the Fund would have paid $6,303,004 in advisory fees to Highland, of which Highland would have waived $805,040 to maintain its voluntary waiver. The New Advisory Agreement would have represented a gross (before waivers) increase of approximately 45% in advisory fees and a net (after waivers) increase of approximately 55% in advisory fees.

In order to illustrate the impact of the increased advisory fee on the Fund’s annual operating expenses, we have provided a pro forma Fund fee table and expense example. The fee table and expense example are designed to assist shareholders in evaluating the increased advisory fee. The expense example that follows the fee table below is also intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The table below compares the Fund’s operating expenses (including the advisory fee) for the fiscal year ended August 31, 2005 with the Current Advisory Agreement in place to the Fund’s hypothetical operating expenses for the same period if the New Advisory Agreement had been in place for the entire fiscal year.

	With Current Fee in Place							Pro Forma with Proposed Fee in Place
	Class A		Class B2		Class C		Class Z	Class A		Class B2		Class C		Class Z

Shareholder Transaction Expenses[1]
Maximum Sales Load Imposed (as a percentage of offering price)	3.50%		None		None		None	3.50%		None		None		None
Sales Load Imposed on Reinvested Dividends	None		None		None		None	None		None		None		None
Contingent Deferred Sales Charge	1.00%	[3]	3.25%	[4]	1.00%	[4]	None	1.00%	[3]	3.25%	[4]	1.00%	[4]	None
Exchange Fee	None		None		None		None	None		None		None		None
Annual Expenses (as a percentage of average daily net assets)[5]
Management Fees[6]	0.92%		0.92%		0.92%		0.92%	1.29%		1.29%		1.29%		1.29%
Distribution and Service Fees	0.35%		0.70%		0.85%		0.00%	0.35%		0.70%		0.85%		0.00%
Interest Payments and Commitment Fees on Borrowed Funds[7]	0.72%		0.72%		0.72%		0.72%	0.72%		0.72%		0.72%		0.72%
Other Expenses[7,8]	0.25%		0.25%		0.25%		0.25%	0.25%		0.25%		0.25%		0.25%

Total Annual Expenses[8]	2.24%		2.59%		2.74%		1.89%	2.61%		2.96%		3.11%		2.26%

[1]	Financial advisors may independently charge additional fees for shareholder transactions or for advisory services. Please see their materials for details.

[2]	Class B shares will automatically convert to Class A shares eight years after purchase.

[3]	Class A shares bought without an initial sales charge in accounts aggregating $1 million to $25 million are subject to a 1.00% Contingent Deferred Sales Charge (“CDSC”) if the shares are sold within 18 months from each purchase. The 18-month period begins on the first day of the month in which the purchase was made.

[4]	The charge is 3.25% for shares submitted and accepted for repurchase during the first year after each purchase, 3.00% during the second year, 2.00% during the third year, 1.50% during the fourth year, and 1.00% during the fifth year. There is no CDSC on Class B shares thereafter. The CDSC on Class C shares is 1.00% within the first year after each purchase. There is no CDSC on Class C shares thereafter.

[5]	Pro forma figures assume the Fund borrows an amount representing 33 1/3% of the Fund’s total assets (including the proceeds of such borrowing, but not reflecting the amount of the liability of the borrowing). If the Fund does not utilize any leverage, the Fund estimates that annual operating expenses would be approximately as follows:

	With Current Fee in Place				Pro Forma with Proposed Fee in Place
	Class A	Class B	Class C	Class Z	Class A	Class B	Class C	Class Z

Annual Expenses (as a percentage of average daily net assets)
Management Fees[6]	0.65%	0.65%	0.65%	0.65%	0.85%	0.85%	0.85%	0.85%
Distribution and Service Fees	0.35%	0.70%	0.85%	0.00%	0.35%	0.70%	0.85%	0.00%
Other Expenses[7,8]	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%

Total Annual Expenses[8]	1.25%	1.60%	1.75%	0.90%	1.45%	1.80%	1.95%	1.10%

[6]	Highland also receives from the Fund administration fees of 0.20% of the average daily managed assets of the Fund. Giving effect to the level of leverage assumed in note (5), the Fund would be accruing a management fee of 0.63% and an administration fee of 0.29% of the average daily managed assets of the Fund.

[7]	Based on actual payments from the last fiscal year.

[8]	Prior to June 12, 2006, Highland voluntarily agreed to waive management fees and reimburse the Fund for its ordinary operating expenses to the extent that such expenses exceed 0.15% of the average daily net assets of the Fund (exclusive of management fees, administrative fees, brokerage commissions, taxes, distribution and service fees, leverage expenses and extraordinary expenses, if any). After such reimbursement, other expenses would be 0.15% for each class of shares and total annual expenses, with and without leverage, would be 2.20% and 1.15% for Class A shares, 2.55% and 1.50% for Class B shares, 2.70% and 1.65% for Class C shares, and 1.85% and 0.80% for Class Z shares, respectively. This arrangement was terminated by Highland as of June 12, 2006. Such reimbursements lowered the particular class’s overall expense ratio and increased its overall return to investors. If the New Advisory Agreement is approved by shareholders, Highland will reinstate the voluntary fee waiver that was in place prior to June 12, 2006. This arrangement may be modified or terminated by Highland at any time.

Expense Example.  This Example helps you compare the cost of investing in the Fund to the cost of investing in other investment companies. The Example assumes that (i) you invest $1,000 in the Fund, (ii) your investment has a 5% return each year, (iii) operating expenses remain the same, and (iv) all income dividends and capital gains distributions are reinvested in additional shares. The Example should not be considered a representation of future expenses. Your actual costs may be higher or lower.

	Class*		1 Year	3 Years	5 Years	10 Years

Current Fee

	Class A		$57	$104	$154	$289

	Class B**:	did not sell your shares	$27	$82	$141	$290
		sold all your shares at the end of the period	$59	$102	$151	$290

	Class C:	did not sell your shares	$28	$87	$148	$313
		sold all your shares at the end of the period	$38	$87	$148	$313

	Class Z		$20	$61	$105	$227

Proposed Fee

	Class A		$60	$113	$169	$319

	Class B**:	did not sell your shares	$30	$92	$156	$320
		sold all your shares at the end of the period	$62	$112	$166	$320

	Class C:	did not sell your shares	$31	$96	$163	$342
		sold all your shares at the end of the period	$41	$96	$163	$342

	Class Z		$23	$71	$121	$260

*	The table assumes leverage representing 33 1/3% of the Fund’s total assets. In the event that the Fund does not utilize any leverage, an investor would pay the following expenses based on the assumptions in the Example:

	Class		1 Year	3 Years	5 Years	10 Years

Current Fee

	Class A		$47	$73	$101	$181

	Class B**:	did not sell your shares	$16	$50	$87	$181
		sold all your shares at the end of the period	$49	$70	$97	$181

	Class C:	did not sell your shares	$18	$55	$95	$206
		sold all your shares at the end of the period	$28	$55	$95	$206

	Class Z		$9	$29	$50	$111

Proposed Fee

	Class A		$49	$79	$111	$202

	Class B**:	did not sell your shares	$18	$57	$97	$202
		sold all your shares at the end of the period	$51	$77	$107	$202

	Class C:	did not sell your shares	$20	$61	$105	$227
		sold all your shares at the end of the period	$30	$61	$105	$227

	Class Z		$11	$35	$61	$134

**	Class B shares convert to Class A shares after the first eight years. The 10-year expense example for Class B shares reflects Class B share expenses for the first eight years and Class A expenses for the last two years thereafter.

The purpose of the above tables is to assist you in understanding the various costs and expenses that you will bear directly or indirectly.

Liability of the Adviser.  Each Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance (or reckless disregard) of its obligations or duties thereunder on the part of Highland, Highland will not be subject to liability to the Fund or to any shareholder of the Fund for any error of judgment or mistake of law, for any loss arising out of any investment or for any act or omission in the execution and management of the Fund.

Term and Termination of the Agreements.  Each Advisory Agreement has an initial term of two years and continues in effect thereafter with respect to the Fund (unless terminated sooner) if approved at least annually by (i) a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the vote of a majority of the outstanding shares of the Fund or the Board. Each Advisory Agreement generally provides that it may be terminated at any time, without penalty, by the Board or the shareholders or by Highland, in each case on not more than sixty (60) days’ nor less than thirty (30) days’ written notice. Each Advisory Agreement will also terminate automatically in the event of its “assignment” (as defined in the 1940 Act). Each Advisory Agreement may be amended only by a written instrument and Board approval and, under interpretations of the staff of the Securities and Exchange Commission (the “SEC”), if such amendment would increase the fee structure or otherwise fundamentally alter the relationship, upon approval by the shareholders. If the New Advisory Agreement is not approved by shareholders, the Current Advisory Agreement will continue in effect as described above.

Board Considerations

To assist the Board with its consideration of Highland’s proposal, the Board requested, through Fund counsel and its independent legal counsel, and received from Highland, various written materials, including: (1) information confirming the financial soundness of Highland; (2) information on the advisory and marketing personnel of Highland, including compensation arrangements; (3) information on the internal compliance procedures of Highland; (4) comparative information showing how the Fund’s proposed fee schedule and anticipated operating expenses compare to (i) other registered investment companies that follow investment strategies similar to those of the Fund, and (ii) other private and registered pooled investment vehicles or accounts managed by Highland, as well as the performance of such vehicles and accounts; (5) information regarding brokerage and portfolio transactions; and (6) information on any legal proceedings or regulatory audits or investigations affecting Highland.

After receiving and reviewing these materials, the Board, at an in-person meeting held on May 19, 2006, discussed the terms of the New Advisory Agreement. Representatives from Highland attended the meeting and presented additional oral and written information to the Board to assist the Board in its considerations. Highland provided general information regarding its historic operating costs associated with the services it provides to the Fund. Highland also discussed its expected profitability from its relationship with the Fund assuming the New Advisory Agreement was approved by the Board and Fund shareholders, and the asset level which was necessary to financially support Highland’s operational infrastructure. Highland also discussed various alternatives it would consider in the event that the New Advisory Agreement were not approved, including its assessment of the future viability of its relationship with the Fund.

The Independent Trustees, assisted by their independent legal counsel, met in executive session to discuss the terms of the New Advisory Agreement. The Independent Trustees reviewed various factors discussed in independent counsel’s legal memorandum, detailed information provided by Highland and other relevant information and factors including the following:

The nature, extent, and quality of the services to be provided by Highland

The Independent Trustees considered the portfolio management services provided by Highland and the activities related to portfolio management, including use of technology, research capabilities, and investment management staff. They discussed the experience and qualifications of the personnel who provide advisory services, including the background and experience of the members of the portfolio management team. The Independent Trustees reviewed the management structure, assets under management and investment philosophies and processes of Highland. They also reviewed and discussed Highland’s compliance policies and procedures. The Independent Trustees concluded that Highland had the quality and depth of personnel and investment methods essential to performing its duties under the New Advisory Agreement and that the nature of such advisory services is satisfactory.

Highland’s historical performance in managing the Fund

The Independent Trustees reviewed Highland’s historical performance in managing the Fund as provided by Lipper. They noted that since Highland has become the Fund’s investment adviser, the Fund outperformed its benchmark, the Credit Suisse Leveraged Loan Index, by 231 basis points per year on an annualized basis. Furthermore, when compared to its peer group, all of the Fund’s share classes have been the top performing share classes of any peer, in the categories Year-to-Date Total Return, 1-year Total Return, Total Return since 4/15/04, as well as the Annualized Total Rates of Return in 3-Year, 5-Year, since 4/15/04, and since Inception time frames. Moreover, during the 12 months ended March 31, 2006, the Fund’s Class Z Shares earned a return of 9.37%, which represents outperformance of 51.37% or 318 basis points compared to its benchmark, which returned 6.19%. The Independent Trustees were satisfied with Highland’s historical performance in managing the Fund.

The investment performance of other accounts or Funds managed by Highland

The Independent Trustees reviewed the performance of Highland for accounts or funds that are similar to the Fund compared with other investment companies of similar investment objectives and size. They reviewed Highland’s historical performance in managing Highland Floating Rate Limited Liability Company (“FRLLC”). Highland Floating Rate Fund (“FRF”)invests substantially all of its assets in FRLLC, which then invests such assets in securities and other assets in accordance with the investment objectives of FRF and FRLLC. The Independent Trustees noted that as a result of its investment in FRLLC, FRF is consistently outperforming its benchmark, the Credit Suisse Leveraged Loan Index, as well as both its peers that employ leverage and those that do not employ leverage. During the 12 months ended March 31, 2006, FRF’s Class Z Shares earned a return of 7.61%, which represents a 22.94% incremental return or 142 basis points more than its benchmark. Additionally, in Lipper’s Annualized Rate of Return categories, all of FRF’s share classes were ranked in the Top 5 for the 5-Year and Since Inception Total Return sets, and the top 6 for the 3-Year Total Return set. The Independent Trustees were satisfied with Highland’s overall performance records.

The costs of the services to be provided by Highland and the profits to be realized by Highland and its affiliates from the relationship with the Fund

The Independent Trustees also gave substantial consideration to the fees payable under the New Advisory Agreement, including: (i) the basis points to be paid to Highland; (ii) the anticipated expenses

Highland would incur in providing advisory services; and (iii) a comparison of the fees payable to Highland under the New Advisory Agreement to fees paid to Highland by other trusts and to investment advisers serving other investment companies with similar investment programs to that of the Fund. After such review, the Independent Trustees determined that the anticipated profitability rate to Highland with respect to the New Advisory Agreement was fair and reasonable.

The extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of shareholders

The Independent Trustees considered the effective fees under the New Advisory Agreement, as a percentage of assets at different asset levels, and possible economies of scale to Highland. They considered the anticipated asset levels of the Fund, the information provided by Highland relating to its estimated costs, and information comparing the fee rate to be charged by Highland with fee rates charged by other unaffiliated investment advisers to their clients. They also considered Highland’s willingness to reinstate its voluntary “other expenses” cap if shareholders approve the New Advisory Agreement. The Independent Trustees concluded that the fee structures are reasonable and appropriately would result in a sharing of economies of scale in the current environment in view of the information provided by Highland.

In determining whether to approve the New Advisory Agreement and recommend its approval to shareholders, the Independent Trustees drew the following conclusions:

The Independent Trustees concluded that, based on the materials presented to them and the conversations the Board had with representatives of Highland, the Fund’s auditors, the Fund’s counsel and counsel to the Independent Trustees, a drafting error had occurred with respect to the Current Advisory Agreement and that (i) the prior board had approved a fee schedule based on average daily managed assets, and (ii) both the prior board and Highland had intended that Fund shareholders approve a fee on such basis. The Independent Trustees also took note of the fact that a substantial majority of closed-end funds that utilize leverage pay management fees based on managed assets rather than net assets and that the Fund had enjoyed performance superior to that of other leveraged bank loan funds and, on an adjusted basis, other unleveraged bank loan funds, since Highland had become the Fund’s investment adviser.

Additionally, the Independent Trustees concluded that an increase in the investment advisory fee rate would be in the best interests of shareholders because it would enable Highland to remain committed to the long-term management of the Fund at a more appropriate fee level. The Independent Trustees determined that the increased advisory fee rate proposal is fair and reasonable, in light of the excellent performance of the Fund during the period Highland has served as the investment adviser and in view of the fact that the advisory fee rate for the Fund is substantially below the average advisory/management fee rate in the Fund’s Lipper peer groups.

THE BOARD THEN VOTED TO RECOMMEND THE NEW ADVISORY AGREEMENT TO THE FUND’S SHAREHOLDERS FOR THEIR APPROVAL. FOR THE REASONS DESCRIBED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE NEW ADVISORY AGREEMENT.

Information Regarding Highland

Highland is registered as an investment adviser under the Investment Advisers Act of 1940. As of April 30, 2006 Highland had $25.85 billion in assets under management. Highland’s principal office address is 13455 Noel Road, Suite 800, Dallas, Texas 75240.

Highland’s principal executive officers and general partners and their principal occupations are shown below. The address of each such person is the same as that of Highland.

Name	Principal Occupation

James Dondero	President and Managing Partner
Mark Okada	Chief Investment Officer
Todd Travers	Senior Portfolio Manager
Strand Advisors, Inc.	General Partner

Highland is controlled by Strand Advisors, Inc., which in turn is controlled by James Dondero and Mark Okada through their direct and indirect ownership or control of all of the voting securities of Strand Advisors, Inc.

The Fund did not pay commissions to any affiliated broker during the fiscal year ended August 31, 2005.

Highland also serves as investment adviser to FRLLC. FRF invests substantially all of its assets in FRLLC, which then invests such assets in securities and other assets in accordance with the investment objectives of FRF and FRLCC. The net assets of FRLLC as of May 31, 2006 were $1,525,285,231. As compensation for its investment advisory services to FRLLC, Highland receives an advisory fee under an advisory agreement with FRLLC in an amount, computed and accrued daily, based on an annual rate of 0.45% of the average daily net assets of FRLLC for the first $1 billion, 0.40% of the average daily net assets of FRLLC for the next $1 billion and 0.35% of the average daily net assets of FRLLC over $2 billion. At a Special Meeting of Shareholders on           , 2006, the Board of Trustees of FRF is seeking shareholder approval for a new investment advisory agreement between Highland and FRLLC that would increase Highland’s advisory fees by 0.20% at each stated asset level. Prior to June 12, 2006, Highland voluntarily agreed to waive management fees and reimburse FRLLC for certain expenses (exclusive of distribution and service fees, brokerage commissions, commitment fees, interest, taxes and extraordinary expenses, if any) so that total annual expenses will not exceed 0.80% of the average daily net assets of FRF. If a new investment advisory agreement is approved between FRLLC and Highland, Highland will voluntarily agree to waive management fees and reimburse FRF for certain expenses (exclusive of distribution and service fees, brokerage commissions, commitment fees, interest, taxes and extraordinary expenses, if any) so that total expenses will not exceed 1.00% of the average daily net assets of FRF. This arrangement may be modified or terminated by Highland at any time.

Vote Required

Approval of the New Advisory Agreement on behalf of the Fund requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than fifty (50) per centum of the outstanding shares of the Fund on the Record Date or (ii) sixty-seven (67) per centum or more of the shares of the Fund present at the Special Meeting if more than fifty (50) per centum of the outstanding shares of the Fund on the Record Date are represented at the Special Meeting in person or by proxy.

OTHER BUSINESS

The Board knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented for consideration at the Special Meeting. If other business should properly come before the Special Meeting, the proxy holders will vote thereon in their discretion.

GENERAL INFORMATION

Beneficial Owners

Appendix B to this Proxy Statement lists the persons that, to the knowledge of the Fund, owned beneficially 5% or more of the outstanding shares of any class of the Fund as of the Record Date. The Trustees and officers of the Fund, in the aggregate, owned less than one (1) per centum of the Fund’s outstanding shares as of the Record Date. The Board is aware of no arrangements, the operation of which at a subsequent date may result in a change in control of the Fund.

Expenses

The expenses incurred in connection with the solicitation of proxies for the Special Meeting, including preparation, filing, printing, mailing, solicitation, legal fees, out-of-pocket expenses and expenses of any proxy solicitation firm will be paid by the Fund.

Adviser

The adviser to the Fund is Highland Capital Management, L.P. Its business address is 13455 Noel Road, Suite 800, Dallas, Texas 75240. No Trustee of the Fund has made any purchase or sale of any partnership interest of Highland during the most recent fiscal year.

Administrator/Sub-Administrator

Highland provides administration services to the Fund for a monthly administration fee at the annual rate of 0.20% of the Fund’s average daily managed assets. For the fiscal year ended August 31, 2005, Highland received $1,945,292 from the Fund as compensation for the provision of administrative services thereto. Under a separate Sub-Administration Services Agreement, Highland has delegated certain administrative functions to PFPC Inc. (“PFPC”), 760 Moore Road, King of Prussia, Pennsylvania, 19406.

Accounting Services Agent

PFPC provides accounting services to the Fund pursuant to an Accounting Services Agreement dated October 18, 2004.

Distributor

Fund shares are offered for sale through PFPC Distributors, Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406.

Transfer Agent

PFPC is the agent of the Fund for the transfer of shares, disbursement of dividends, and maintenance of shareholder accounting records.

Custodian

PFPC Trust Company, 8800 Tinicum Boulevard, Philadelphia, Pennsylvania 19153, is the custodian of the Fund. PFPC Trust Company, among other things, attends to the collection of principal and income and payment for and collection of proceeds of securities and other investments bought and sold.

Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Fund is PricewaterhouseCoopers LLP. Its business address is 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201.

Shareholder Proposals

The Fund is not required to hold annual meetings of shareholders and currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act. A shareholder proposal, to be considered for inclusion in the proxy statement at any subsequent meeting of shareholders, must be submitted a reasonable time before the proxy statement for such meeting is printed and mailed. No shareholder proposals have been submitted and accordingly any shareholder wishing to make a proposal should do it sufficiently in advance of any subsequent meeting of shareholders.

Shareholder Communications

Shareholders may communicate with the Trustees as a group or individually. Any such communications should be sent to the Board or to an individual Trustee in writing, care of the secretary of the Fund, at 13455 Noel Road, Suite 800, Dallas, Texas 75240. The secretary of the Fund may determine not to forward any letter to the Board or to a Trustee that does not relate to the business of the Fund.

Proxy Statement Delivery

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Shareholders of the Fund who share a common address and who have not opted out of the householding process should receive a single copy of this Proxy Statement together with one proxy card for each account. If you received more than one copy of this Proxy Statement, you may elect to household in the future; if you received a single copy of this Proxy Statement, you may opt out of householding in the future; and you may, in any event, obtain an additional copy of this Proxy Statement by writing to the Fund at the following address: 13455 Noel Road, Suite 800, Dallas, Texas 75240, or by calling the Fund at the following number: (877) 665-1287.

Officers of the Fund and Highland

The principal executive officers of the Fund are James D. Dondero, President; Mark Okada, Executive Vice President; R. Joseph Dougherty, Senior Vice President; M. Jason Blackburn, Secretary and Treasurer; and Michael S. Minces, Chief Compliance Officer. Each officer’s mailing address is c/o Highland Capital Management, L.P., 13455 Noel Road, Suite 800, Dallas, Texas 75240. Mr. Dondero is the President and Managing Partner of, and Mr. Okada is the Chief Investment Officer of, Highland.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED.

A PRE-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

M. Jason Blackburn
Secretary and Treasurer

July     , 2006

APPENDIX A

FORM OF INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT made as of          , 2006, by and between Highland Capital Management, L.P., a Delaware limited partnership (the ”Manager”), and Highland Floating Rate Advantage Fund, a Massachusetts business trust (the “Fund”).

WHEREAS, the Fund is engaged in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and periodically offers to repurchase its shares in conformity with the provisions of Rule 23c-3 under the 1940 Act, which funds are generally referred to as “interval funds”; and

WHEREAS the Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

NOW, THEREFORE, WITNESSETH:  That it is hereby agreed between the parties hereto as follows:

Section 1.  Appointment of Manager.

The Fund hereby appoints the Manager to act as manager and investment adviser to the Fund for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

Section 2.  Duties of Manager.

The Manager, at its own expense, shall furnish the following services and facilities to the Fund:

(a) Investment Program.   The Manager shall (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Fund) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes in the investments of the Fund. The Manager also shall manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto, subject always to the control of the Board of Trustees of the Fund, and to the provisions of the organizational documents of the Fund, the Registration Statement of the Fund and its securities, including the Prospectus and Statement of Additional Information, and the 1940 Act, in each case as from time to time amended and in effect. Subject to the foregoing, the Manager shall have the authority to engage one or more sub-advisers in connection with the management of the Fund, which sub-advisers may be affiliates of the Manager.

(b) Office Space and Facilities.  The Manager shall furnish the Fund office space in the offices of the Manager, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs and investments of the Fund.

(c) Administrative Services.  The Manager shall supervise the business and affairs of the Fund and shall provide such services and facilities as may be required for the effective administration of the Fund as are not provided by employees or other agents engaged by the Fund, provided that the Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between the Fund and the Manager, or an affiliate of the Manager, or any third-party administrator.

(d) Fidelity Bond.  The Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Fund who may singly or jointly with others have access to funds or securities of the Fund, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Trustees who are not “interested persons” of the Fund, as defined in the 1940 Act, shall determine, with due consideration given to the aggregate assets of the Fund to which any such officer or employee may have access. The premium for the bond shall be payable by the Fund in accordance with Section 3(m).

(e) Portfolio Transactions.  The Manager shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Manager, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Section 3(d).

In placing portfolio transactions for the Fund, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that neither the Fund nor the Manager has adopted a formula for allocation of the Fund’s investment transaction business. It is also understood that it is desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than would otherwise result when allocating brokerage transactions to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Fund’s Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful or beneficial to the Manager in connection with its services to other clients.

On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

Section 3.  Allocation of Expense.

Except for the services and facilities to be provided by the Manager as set forth in Section 2 above, the Fund assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. Unless the Prospectus or Statement of Additional Information of the Fund provides otherwise, the expenses to be borne by the Fund shall include, without limitation:

(a) all expenses of organizing the Fund;

(b) the charges and expenses of (i) any registrar, stock transfer or dividend disbursing agent, shareholder servicing agent, custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts and bookkeeping, accounting and pricing services, provided to the Fund (other than those utilized by the Manager in providing the services described in Section 2), (ii) any agent engaged for the purposes of conducting auctions with respect to the Fund’s taxable auction rate preferred stock, if any shall be issued, (iii) any institution serving as trustee with respect to the Fund’s Senior Extendible Notes, and (iv) fees of any stock exchange or any rating agency responsible for rating outstanding securities of the Fund;

(c) the charges and expenses of bookkeeping, accounting and auditors;

(d) brokerage commissions and other costs incurred in connection with transactions in the portfolio securities of the Fund, including any portion of such commissions attributable to brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934;

(e) taxes, including issuance and transfer taxes, and registration, filing or other fees payable by the Fund to federal, state or other governmental agencies;

(f) expenses, including the cost of printing certificates, relating to the issuance of shares of the Fund;

(g) expenses involved in registering and maintaining registrations of the Fund and of its securities with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Manager or others in performing such functions for the Fund, and including compensation of persons who are employees of the Manager, in proportion to the relative time spent on such matters;

(h) expenses of shareholders’ and trustees’ meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to existing shareholders;

(i) expenses of preparing and printing prospectuses and marketing materials;

(j) compensation and expenses of trustees who are not affiliated with the Manager;

(k) charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund’s trust and financial structure and relations with its shareholders, issuance of shares of the Fund and registration and qualification of shares under federal, state and other laws;

(l) the cost and expense of maintaining the books and records of the Fund, including general ledger accounting;

(m) insurance premiums on fidelity, errors and omissions and other coverages, including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act which may also cover the Manager;

(n) expenses incurred in obtaining and maintaining any surety bond or similar coverage with respect to securities of the Fund;

(o) interest payable on Fund borrowings;

(p) such other non-recurring expenses of the Fund as may arise, including expenses of actions, suits or proceedings to which the Fund is a party and expenses resulting from the legal obligation which the Fund may have to provide indemnity with respect thereto;

(q) expenses and fees reasonably incidental to any of the foregoing specifically identified expenses; and

(r) all other expenses permitted by the Prospectus and Statement of Additional Information of the Fund as being paid by the Fund.

Section 4.  Investment Advisory Fee.

In return for its investment advisory services, the Fund will pay the Manager a monthly fee, computed and accrued daily, based on an annual rate of 0.65% of the Average Daily Managed Assets of the Fund for the first one billion dollars ($1,000,000,000), 0.60% of the Average Daily Managed Assets of the Fund for the next one billion dollars ($1,000,000,000), and 0.55% of the Average Daily Managed Assets of the Fund over two billion dollars ($2,000,000,000). “Average Daily Managed Assets” of the Fund shall mean the average daily value of the total assets of the Fund less all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings constituting financial leverage). The Manager may waive a portion of its fees. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of Section 5 below, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses and extraordinary expenses, if any.

Section 5.  Reimbursements.

The parties agree that they may negotiate from time to time for the Manager to reimburse certain costs and expenses of the Fund. If such an agreement is in effect, the determination of whether reimbursement for such costs and expenses is due the Fund from the Manager will be made on an accrual basis once monthly, and if it is so determined that such reimbursement is due, the accrued amount of such reimbursement which is due shall serve as an offset to the investment advisory fee payable monthly by the Fund to the Manager pursuant to Section 4 hereof, and the amount to be paid by the Manager to the Fund as soon as is practicable at the end of a fiscal year of the Fund shall be equal to the difference between the aggregate reimbursement due the Fund from the Manager for that fiscal year and the aggregate offsets made by the Fund against the aggregate investment advisory fees payable to the Manager pursuant to Section 4 hereof for that fiscal year by virtue of such aggregate reimbursement. The foregoing limitation on reimbursement of costs and expenses shall exclude interest, taxes, brokers’ charges and expenses, extraordinary costs and expenses (as determined by the Board in its exercise of its business judgment), and, if payable by the Fund, the costs and expenses incident to the public offering or private placement of securities of the Fund, including debt securities.

Section 6.  Relations with Fund.

Subject to and in accordance with the organizational documents of the Manager and the Fund, as well as their policies and procedures and codes of ethics, it is understood that Trustees, officers, agents and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or otherwise, that partners, officers and agents of the Manager (or any successor thereof) are or may be interested in the Fund as Trustees, officers, agents, shareholders or otherwise, and that the Manager (or any such successor thereof) is or may be interested in the Fund as a shareholder or otherwise.

Section 7.  Liability of Manager.

The Manager shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under this Agreement, nor shall any provision hereof be deemed to protect any trustee or officer of the Fund against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties.

Section 8.  Duration and Termination of this Agreement.

(a) Duration.  This Agreement shall become effective on the date first set forth above, such date being the date on which this Agreement has been executed following (1) the approval of the Board of Trustees of the Fund, including approval by a vote of a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Manager or the Fund, cast in person at a meeting called for the purpose of voting on such approval and (2) the approval by a “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act and the rules thereunder). Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date which is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to Section 8(c), for successive one-year periods so long as such continuance is approved at least annually (a) by either the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, and (b) in either event, by the vote of a majority of the trustees of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b) Amendment.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class.

(c) Termination.  This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, or by the Manager, in each case on not more than sixty (60) days’ nor less than thirty (30) days’ prior written notice to the other party.

(d) Automatic Termination.  This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

Section 9.  Services Not Exclusive.

The services of the Manager to the Fund hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby. In addition, the parties may enter into agreements pursuant to which the Manager provides administrative or other non-investment advisory services to the Fund, and may be compensated for such other services.

Section 10.  Prior Agreements Superseded.

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties hereto.

Section 11.  Notices.

Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be 13455 Noel Road, Suite 800, Dallas, Texas 75240.

Section 12.  Governing Law; Counterparts.

This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that applicable law of the State of Delaware, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

Section 13.  Miscellaneous.

The Manager agrees to advise the Fund of any change of its membership (which shall mean its general partner) within a reasonable time after such change. If the Manager enters into a definitive agreement that would result in a change of control (within the meaning of the 1940 Act) of the Manager, it agrees to give the Fund the lesser of sixty days’ notice and such notice as is reasonably practicable before consummating the transaction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	STRAND ADVISORS, INC., its general partner

By:
Name:
Title:

HIGHLAND FLOATING RATE ADVANTAGE FUND

By:
Name:
Title:

A copy of the document establishing the Fund is filed with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Fund individually but only upon assets of the Fund.

APPENDIX B

BENEFICIAL OWNERS OF FUND SHARES IN EXCESS OF FIVE PER CENTUM

As of the Record Date, to the knowledge of management of the Fund, no person owned beneficially more than five (5) per centum of the outstanding shares of any class of the Fund, except as set forth below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

B-1

FORM OF PROXY CARD

IMPORTANT

IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
PLEASE SIGN AND DATE BEFORE MAILING.

This proxy card is solicited on behalf of the Board of Trustees of Highland Floating Rate Advantage Fund for the special meeting of shareholders to be held at 8:00 a.m. Central Time, on                ,        , 2006 at the Westin Dallas Galleria,            Room,       Floor, 13340 Dallas Parkway, Dallas, Texas 75240 (the “Special Meeting”).

The signers of this proxy hereby appoint Mark Okada and M. Jason Blackburn as proxies, each with the power to appoint his substitute and to vote the shares held by the undersigned at the Special Meeting, and at any adjournment thereof, in the manner directed with respect to the matter referred to in the Proxy Statement for the Special Meeting, receipt of which is hereby acknowledged.

The Board of Trustees unanimously recommends a vote “FOR” the matter.

HIGHLAND FLOATING RATE ADVANTAGE FUND

Please be sure to sign and date this Proxy.	Date: _ _

Signature	Signature (if held jointly)

☐	CHECK HERE IF YOU PLAN TO ATTEND THE MEETING ( PERSON(S) WILL ATTEND.)

THIS VOTING INSTRUCTION WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED “FOR” THE MATTER.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING MATTER.

Please indicate your vote by marking the appropriate box. Example: ☑

1.	To approve a new investment advisory agreement between Highland Floating Rate Advantage Fund and Highland Capital Management, L.P.

For	Against	Abstain
☐	☐	☐

MARK BOX FOR ADDRESS CHANGE AND NOTE NEW ADDRESS BELOW ☐

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

NOTE:	This proxy must be signed exactly as your name(s) appear(s) hereon. If as an attorney, executor, guardian or in some representative capacity as an officer of a corporation, please add titles as such. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy Highland Floating Rate Advantage Fund receives specific written notice to the contrary from any one of them.